UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 19, 2018

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 19, 2018 the following matters were submitted to a vote of shareholders and received the following votes:
Proposal 1 – Election of Directors: All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified.

Director:	For	Against	Abstain	Broker non-votes
John K. Billock	82,070,701	19,896,235	40	16,606,259
Paul T. Cappuccio	101,724,104	242,832	40	16,606,259
Alfred W. Langer	100,839,156	1,127,780	40	16,606,259
Parm Sandhu	100,999,804	967,132	40	16,606,259
Douglas S. Shapiro	101,519,556	447,380	40	16,606,259
Kelli Turner	83,285,377	18,681,599	0	16,606,259
Gerhard Zeiler	79,758,058	22,208,878	40	16,606,259
Proposal 2 – Selection of Auditors: Ernst & Young LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2018 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain	Broker non-votes
118,214,735	348,067	10,433	0

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date:	June 22, 2018	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer Principal Financial Officer and Principal Accounting Officer